UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 20, 2018

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 South Wadsworth Boulevard, Suite 202

Lakewood, Colorado 80227

(Address of principal executive offices, including zip code)

(303) 875-1044

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 20, 2018, Walker Lane Exploration, Inc. (the “Company”) and the stockholders of XON Energy Resources Inc. (“XON”), a Texas corporation, entered into a Share Exchange Agreement (the “Agreement”), pursuant to which the Company and the XON stockholders have agreed, subject to conditions set forth in the Agreement, to consummate a share exchange in which the XON stockholders would sell and transfer all of their shares of common stock of XON to the Company and, as consideration therefor, the Company would sell and issue to such XON stockholders, ratably, 6,115,279 newly issued restricted shares of the Company’s common stock.

As a result of the share exchange, if consummated, XON will become a wholly-owned subsidiary of the Company and the XON Stockholders shall together own and hold common shares of the Company consisting of approximately 45% of the total issued and outstanding common stock of the Company.

The Agreement contains conditions which must be satisfied by the Company and the XON stockholders before closing, which if successful will be reported by the Company by an amendment of this current report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Document
10.1	Share Exchange Agreement, dated as of February 19, 2018, by and among Walker Lane Exploration, Inc. (the Registrant) and the stockholders of XON Energy Resources Inc. named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there under duly authorized.

Walker Lane Exploration, Inc.

Dated: February 23, 2018	By:	/s/ Phillip Allen
Phillip Allen
President and C.E.O.